Exhibit 1

                              Confirming Statement

      This  Statement  confirms  that  the  undersigned,   Jay  T.  Holmes,  has
authorized and designated the individuals holding, from time to time, the offices of: (1) the Chief Executive Officer; (2) the President and Chief Operating Officer; and (3) the Chief Financial Officer (collectively the "Designated Officers"), to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of OccuLogix, Inc. The authority of each of the Designated Officers under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his ownership of or transactions in securities of OccuLogix, Inc., unless earlier revoked in writing. The undersigned acknowledges that none of the Designated Officers are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Dated: April 1, 2005                       /s/ Jay T. Holmes
                                           -------------------------------------
                                                       Jay T. Holmes